SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2014

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

                                   Delaware                                                        0-11720                           52-1206400
                     (State or Other Jurisdiction                    (Commission File Number)        (I.R.S. Employer
                             of Incorporation)                           Identification No.)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
 (Zip Code)

                                   (828) 464-8741
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

EXPANATORY NOTE:

This Amendment No. 1 on Form 8-K/A is being filed to correct the Form 8-K of Air T, Inc. dated July 10, 2014 (the “Initial Form 8-K”).  The Initial Form 8-K inadvertently filed as Exhibit 10.1 thereto a preliminary draft of the Amended Employment Agreement for William H. Simpson dated July 9, 2014 among Air T, Inc., Mountain Air Cargo, Inc., CSA Air, Inc., Global Ground Support, LLC and William H. Simpson, which did not reflect certain minor changes made to that agreement prior to the execution thereof.  In addition, disclosure included in Item 5.02 of the Initial Form 8-K did not reflect those minor changes made to the agreement.  This Amendment No. 1 on Form 8-K/A corrects and restates Item 5.02 and files the final, executed copy of the agreement as Exhibit 10.1 hereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2014, Air T, Inc. (the “Company”) and certain of its subsidiaries entered into an Amended Employment Agreement with William H. Simpson, an Executive Vice President of the Company and an officer of certain of the Company’s subsidiaries, which amends and restates Mr. Simpson’s prior employment agreement.  The Amended Employment Agreement provides that effective August 1, 2014 Mr. Simpson’s service in those capacities will end and that during the Subsequent Period (as defined below) he will serve as Chairman of each of Mountain Air Cargo, Inc. (“MAC”) and CSA Air, Inc. (“CSA”).  MAC and CSA are the subsidiaries comprising the Company’s overnight air cargo segment.  The Amended Employment Agreement provides that, as Chairman of MAC and CSA, Mr. Simpson is to perform such duties and responsibilities as reasonably determined from time to time by the Chief Executive Officer of the Company and/or the Boards of Directors of MAC and CSA, consistent with the expectation that he shall be working on MAC/CSA duties on average of two days per week for the first year of the Subsequent Period and 1.5 days per week for the second year of the Subsequent Period.  It is expected that he will work diligently to maintain, develop and further customer relationships (including participation in customer events and functions), that he will provide counsel and guidance to Employer’s executive management team and perform special projects as requested from time to time.  The Amended Employment Agreement provides for the termination of Mr. Simpson’s employment on September 30, 2016, subject to earlier termination in the event of death, permanent disability, resignation or termination by MAC and CSA with or without cause.

The Amended Employment Agreement provides that Mr. Simpson’s salary will continue at its current rate until September 30, 2014, at which time his annual salary rate will be adjusted to $100,000, and that his annual salary rate would be further adjusted to $75,000 commencing October 1, 2015.  Under the Amended Employment Agreement, Mr. Simpson shall be paid incentive compensation equal to 2% of the Company’s earnings before income taxes or extraordinary items for the six months ended September 30, 2014 as reported in the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2014.  The Amended Employment Agreement also provides for the continuation of Mr. Simpson’s participation in benefit plans, continued perquisites and paid vacation, during the Subsequent Period.

The Amended Employment Agreement also provides for payments to permit Mr. Simpson to continue health insurance coverage for himself and his dependents following a termination of employment through April 30, 2017.  The Amended Employment Agreement also provides for severance of $50,000 to be paid over six months in the event MAC and CSA terminate Mr. Simpson’s employment without cause prior to September 30, 2016.

The Amended Employment Agreement carries forward non-competition, confidentiality and other provisions included in Mr. Simpson’s prior employment agreement.

The Amended Employment Agreement provides that the “Subsequent Period” shall begin on August 1, 2014 and end on September 30, 2016, or earlier in the event of termination of employment events specified in the Amended Employment Agreement.

The Amended Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01                      Exhibits.

Exhibit 10.1 – Amended Employment Agreement for William H. Simpson dated July 9, 2014 among Air T, Inc., Mountain Air Cargo, Inc., CSA Air, Inc., Global Ground Support, LLC and William H. Simpson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2014

AIR T, INC.

By: /s/ Nick Swenson
Nick Swenson, President-and Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	Amended Employment Agreement for William H. Simpson dated July 9, 2014 among Air T, Inc., Mountain Air Cargo, Inc., CSA Air, Inc., Global Ground Support, LLC and William H. Simpson

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